EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 10, 2009, with respect to the financial statements and supplemental schedule of Overstock.com 401(k) Plan on form 11-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Overstock.com Inc. on Forms S-8 (No. 333-123540) and (No. 333-160512), effective July 10, 2009.

/s/ Grant Thornton LLP
Salt Lake City, UT
July 10, 2009